UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

FIRST PULASKI NATIONAL CORPORATION
 (Exact name of registrant as specified in its charter)

Tennessee                              0-10974                        62-1110294
(State or other jurisdiction of           (Commission                              (IRS Employer
          incorporation)                                 File Number)                          Identification No.)

206 South First Street
Pulaski, Tennessee                                                                    38478
 (Address of principal executive offices)                                                                     (Zip Code)

(931) 363-2585
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                   Arrangements of Certain Officers.

       On December 22, 2010, First National Bank of Pulaski (the "Bank"), a wholly-owned bank subsidiary of First Pulaski National Corporation, a Tennessee corporation (the "Company"), entered into employment agreements (each an "Employment Agreement" and collectively, the "Employment Agreements") with Mark A. Hayes, Tracy Porterfield, Don A. Haney and William Lyman Cox, each with a three year term. Pursuant to the terms of their respective Employment Agreements, Mr. Hayes serves as Chairman and Chief Executive Officer of the Bank and receives an initial base salary of $220,128 per year, Mr. Porterfield serves as the Chief Financial Officer of the Bank and receives an initial base salary of $121,344 per year, Mr. Haney serves as President and Chief Operating Officer of the Bank and receives an initial base salary of $174,266 per year and Mr. Cox serves as Executive Vice President and Senior Loan Officer of the Bank and receives an initial base salary of $133,448. Messrs. Hayes, Porterfield, Haney and Cox shall also be eligible to participate in an annual incentive program, which may be based on certain financial targets and personal performance goals, as well as being entitled to certain vacation benefits, life insurance, expense reimbursement and the ability to participate in any employee benefit plan of the Bank generally available to the Bank's employees or senior officers.

       Pursuant to the Employment Agreements, in the event the executive is terminated without cause (as defined in the Employment Agreements) or if the executive terminates his employment for good reason (as defined in the Employment Agreements), the executive will be entitled to receive his earned, but unpaid compensation, vested and accrued benefits under the Bank's ERISA-based employee benefit plans and accrued but unreimbursed expenses through the date of termination as well the continuation of the payment of base salary for a period of twelve (12) months. If the Bank terminates the employment of the executive without cause (as defined in the Employment Agreements) and the executive elects to continue his health insurance coverage under COBRA, the Bank will also be required to pay the Bank's portion of premiums for continuation of the executive's health benefits for twelve (12) months following his termination. The Employment Agreements further provide that in the event the executive's employment is terminated by the Bank without cause (as defined in the Employment Agreements) or by the executive for any reason, the executive will be prohibited from competing with the Bank, soliciting or hiring certain employees of the Bank, or inducing certain customers of the Bank to cease doing business with the Bank, in each case for a period of twelve (12) months in any county in Tennessee which the Bank has a branch at the time of termination or at the time the Employment Agreement was entered into.

      The above description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements. Copies of the Employment Agreements are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1    Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and
           Mark A. Hayes

10.2    Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and
           Tracy Porterfield

10.3    Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and
           Don A. Haney

10.4    Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and
           William Lyman Cox

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    FIRST PULASKI NATIONAL CORPORATION

                                                                                    By: /s/ Mark A. Hayes
                                                                                          Mark A. Hayes
                                                                                          Chairman and Chief Executive Officer

Date: December 28, 2010

EXHIBIT INDEX

Exhibit Number         Description

10.1	Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and Mark A. Hayes
10.2	Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and Tracy Porterfield
10.3	Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and Don A. Haney
10.4	Employment Agreement, dated December 22, 2010, by and between First National Bank of Pulaski and William Lyman Cox